                                    FORM 8-A


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


             (Exact name of registrant as specified in its charter)
                       HYPERION TELECOMMUNICATIONS, INC.

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   (State of Incorporation)            (I.R.S. Employer Identification No.)
           DELAWARE                                  25-1669404
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                                   (Address)
                  MAIN AT WATER STREET, COUDERSPORT, PA 16915

Securities to be registered pursuant to Section 12(b) of the Act:

           Title of each class              Name of each exchange on which
           to be so registered              each class is to be registered


   If this Form relates to the registration of a class of debt, securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

   If this form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933, pursuant to General Instruction A.(c)(2), please check the following box. [ ]

   If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

   If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

   Securities Act registration statement file number to which this Form relates:
333-48209 (if applicable)

   Securities to be registered pursuant to Section 12(g) of the Act:

                 CLASS A COMMON STOCK par value $0.01 per share
                 ----------------------------------------------
                               (Title of class)

Item 1.   Description of Registrant's Securities to be Registered.
          --------------------------------------------------------

          Incorporated herein by reference is information contained in the Registrant's Registration Statement on Form S-1 (Registration Statement No. 333-48209) under the caption "DESCRIPTION OF CAPITAL STOCK".


Item 2.    Exhibits.
           ---------

3.1        Certificate of Incorporation of Registrant, together with all
           amendments thereto ..............................................     Incorporated herein by reference is Exhibit
                                                                                 3.01 to Registrant's Current Report or Form 8-K
                                                                                 for the event dated October 9, 1997.

3.2        By-laws..........................................................     Incorporated herein by reference in Exhibit 3.2
                                                                                 to Registration Statement No. 333-12619 on
                                                                                 Form S-1.

4.1        Specimen of Class A Common Stock Certificate.....................     Filed herewith.







          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.



                                    HYPERION TELECOMMUNICATIONS,
                                     INC.


                                    By:         /s/ Edward E. Babcock
                                               ------------------------
                                    Name:      Edward E. Babcock
                                    Title:     Vice President

Date: April 21, 1998